UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2008

(Date of Report)

March 15, 2008

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 15, 2008, International Paper Company (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Weyerhaeuser Company (the “Seller”) to purchase the assets of Seller’s Containerboard, Packaging and Recycling business (“Industrial Packaging Business”). The purchase price is approximately $6 billion and is subject to customary adjustments. The Company intends to finance the transaction with debt financing and has entered into a debt commitment letter with various lenders (see “Debt Commitment Letter” below).

The Industrial Packaging Business includes the following facilities: nine containerboard mills, seventy-two box plants, nineteen recycling plants, ten specialty packaging facilities and four bag plants.

The Agreement permits either party to terminate the transaction if it has not been consummated by March 31, 2009, and under certain circumstances, the Company may be required to pay the Seller a $100 million termination fee.

Consummation of the transaction is subject to customary conditions, including the receipt of certain regulatory approvals and receipt of debt financing by the Company. The transaction is expected to close in the third quarter of 2008. The Agreement contains customary representations, warranties, covenants and indemnities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Cautionary Statements

The Agreement has been included solely to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between the parties thereto with respect to the transactions described in this Form 8-K, the Agreement is not intended to be a source of factual, business or operational information about either of the parties.

The representations, warranties, covenants and agreements made by the parties in the Agreement were made only for purposes of such agreement and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

Debt Commitment Letter

On March 15, 2008, and in connection with entering into the Agreement, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A., Bank of America, N.A., UBS Loan Finance LLC, Deutsche Bank AG New York Branch, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Banc of America Securities LLC,

Deutsche Bank Securities Inc., UBS Securities LLC, Deutsche Bank AG Cayman Islands Branch and RBS Securities Corporation d/b/a RBS Greenwich Capital (the “Debt Financing Sources”). Pursuant to the Debt Commitment Letter, subject to the conditions set forth therein, the Debt Financing Sources committed to provide the Company with unsecured debt financing of up to $6 billion, consisting of a $2 billion Term Loan A Facility maturing 5 years from the closing date and a $4 billion Term Loan X Facility maturing 12 months from the closing date (with a 6 month extension so long as no event of default has occurred and is continuing), the proceeds of which will be used to pay the purchase price under the Agreement and to pay certain fees, commissions and expenses. The debt commitments expire September 30, 2008.

Certain of the Debt Financing Sources, and their affiliates are lenders under the Company’s Five-Year Credit Agreement dated as of March 31, 2006. In addition, J.P. Morgan provides administrative services to the Company with respect to its retirement savings plans and several other Debt Financing Sources have provided advisory services to the Company from time to time in connection with various mergers, acquisitions and divestitures. The Debt Financing Sources, and their affiliates, have received customary fees for these services.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 8.01.	Other Events

On March 17, 2008, the Company issued a press release announcing the execution of the Agreement. A copy of the press release announcing this transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) the ability of the parties to successfully consummate the transaction contemplated by the Agreement on the terms set forth therein; (ii) the successful fulfillment (or waiver) of all conditions set forth in the Agreement; (iii) the successful closing of the transaction within the estimated timeframe; (iv) the ability of the Company to realize synergies and cost-savings from the transaction and realize them within the estimated time frame for such realization; and (v) the successful financing of the transaction pursuant to the Debt Commitment Letter. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Purchase Agreement between International Paper Company and Weyerhaeuser Company dated as of March 15, 2008.

Exhibit 10.2	Debt Commitment Letter by and among International Paper Company and JPMorgan Chase Bank, N.A., Bank of America, N.A., UBS Loan Finance LLC, Deutsche Bank AG New York Branch, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Deutsche Bank AG Cayman Islands Branch and RBS Securities Corporation d/b/a RBS Greenwich Capital dated March 15, 2008.

Exhibit 99.1	Press release of International Paper Company dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura Abeln Smith
Name:	Maura Abeln Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 20, 2008

EXHIBIT INDEX

Exhibit 10.1	Purchase Agreement between International Paper Company and Weyerhaeuser Company dated as of March 15, 2008.

Exhibit 10.2	Debt Commitment Letter by and among International Paper Company and JPMorgan Chase Bank, N.A., Bank of America, N.A., UBS Loan Finance LLC, Deutsche Bank AG New York Branch, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Deutsche Bank AG Cayman Islands Branch and RBS Securities Corporation d/b/a RBS Greenwich Capital dated March 15, 2008.

Exhibit 99.1	Press Release of International Paper Company dated March 17, 2008.